Exhibit 99.1

Investor FAQ dated October 31, 2018

1.

On the 3Q18 earnings call, management provided a reminder that operating margins throughout 2018 YTD and versus your expectations for the fiscal year have been running on the high side by approximately 200 bps because you have had the exclusivity of Restasis while your P&L simultaneously reflects the lower costs achieved by the restructuring undertaken to help offset LOE products, including Restasis. Could you clarify your comments?

On a pro forma basis, excluding Restasis contribution on a 2018 YTD or versus our fiscal year expectations, non-GAAP operating margins would be approximately 200bps lower than our non-GAAP reported operating margins YTD or versus our fiscal year expectations as per the guidance provided.

2.

On the earnings call, you did not reiterate statements previously made regarding your expectations for non-GAAP performance net income per share growth in FY2019 over FY2017. Are you still committed to this prior statement?

Yes. Based on what we know today, we continue to expect non-GAAP performance net income per share growth in FY2019 over FY2017.

3.	Are Botox hyperhidrosis sales reported within Botox Therapeutic revenues?

Yes. Botox hyperhidrosis had been reported within Medical Dermatology prior to 3Q18. Following the sale of the Medical Dermatology business and the announced sale of Rhofade, Botox hyperhidrosis is now reported as part of Botox Therapeutic.

4.

In the past, you’ve stated that Linzess growth was expected to be in the high single-digit range going forward. On the 3Q18 earnings call, you moderated your expectations for Linzess growth to be in the low-to-mid single digit growth going forward. Can you clarify what has changed?

We expect Linzess demand growth to remain at mid-to-high single digit levels and continued strong formulary access in 2019. However, net price over the next few years will be negatively impacted due to industry-wide pricing dynamics.

5.

In the call, you said you completed approximately $450M in share buybacks in 3Q18 and have approximately $1.5B outstanding in your $2B authorization. When do you plan to complete the outstanding balance?

As we have previously stated, we would anticipate completing the buyback within the next 9 months.

6.

Can you please clarify the total debt outstanding and leverage ratios as of September 30, 2018 and your expectations for end of year leverage given the roadshow that was announced today (10/31/2018) which contemplates a potential euro bond offering?

a.

As of September 30, 2018, total debt was $23.6B which includes the effect of $1.76B of debt repurchased during the third quarter. Of the $1.76B of debt repurchased, $750M represents the portion that is not expected to be refinanced.

b.	As of September 30, 2018, our gross debt to adjusted EBITDA was 2.9x. On a pro forma basis, which assumes only $750M remains retired, our gross debt to adjusted EBITDA was 3.0x.

c.	The year-end leverage is expected to remain at approximately 3.0x gross debt to adjusted EBITDA following the refinancing of approximately $1B.

Forward Looking Statement

This communication includes statements that refer to estimated or anticipated future events and are forward looking statements. We have based our forward looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including strategic divestitures or spin-off transactions, the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “intend,” “could,” “would,” “should,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward looking statements. These factors include, among others the inherent uncertainty associated with financial projections; the anticipated size of the markets and continued demand for Allergan’s existing products; Allergan’s ability to successfully develop and commercialize new products; Allergan’s ability to conform to regulatory standards and receive requisite regulatory approvals; availability of raw materials and other key ingredients; uncertainty and costs of legal actions and government investigations; fluctuations in Allergan’s operating results and financial condition, particularly given our manufacturing and sales of branded products; the impact of uncertainty around of timing of generic entry related to key products, including Restasis ®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; expectations regarding contingent payments, including regarding litigation and related liabilities, purchase price adjustment or transaction consideration payments; the results of the ongoing business following the completion of the divestiture of Allergan’s generics business to Teva; the adverse impact of substantial debt and other financial obligations on the ability to fulfill and/or refinance debt obligations; risks associated with relationships with employees, vendors or key customers as a result of acquisitions of businesses, technologies or products; our compliance with federal and state healthcare laws, including laws related to fraud, abuse, privacy security and others; generic product competition with our branded products; uncertainty associated with the development of commercially successful branded pharmaceutical products; costs and efforts to defend or enforce technology rights, patents or other intellectual property; expiration of patents on our branded products and the potential for increased competition from generic manufacturers; competition between branded and generic products; Allergan’s ability to obtain and afford third-party licenses and proprietary technology we need; Allergan’s potential infringement of others’ proprietary rights; our dependency on third-party service providers and third-party manufacturers and suppliers that in some cases may be the only source of finished products or raw materials that we need; Allergan’s competition with certain of our significant customers; the impact of our returns, allowance and chargeback policies on our future revenue; successful compliance with governmental regulations applicable to Allergan’s and Allergan’s respective third party providers’ facilities, products and/or businesses; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; Allergan’s vulnerability to and ability to defend against product liability claims and obtain sufficient or any product liability insurance; Allergan’s ability to retain qualified employees and key personnel; the effect of intangible assets and resulting impairment testing and impairment charges on our financial condition; Allergan’s ability to obtain additional debt or raise additional equity on terms that are favorable to Allergan; the results of any stock buyback or other liability management transactions; difficulties or delays in manufacturing; our ability to manage environmental liabilities; global economic conditions; Allergan’s ability to continue foreign operations in countries that have deteriorating political or diplomatic relationships with the United States; Allergan’s ability to continue to maintain global operations and the exposure to the risks and challenges associated with conducting business internationally; risks associated with tax liabilities, or changes in U.S. federal or international tax laws to which we are subject, including the risk that the Internal Revenue Service disagrees that Allergan is a foreign corporation for U.S. federal tax purposes; risks of fluctuations in foreign currency exchange rates; risks associated with cyber-security and vulnerability of our information and employee, customer and business information that Allergan stores digitally; Allergan’s ability to maintain internal control over financial reporting; changes in the laws and regulations, affecting among other things, availability, pricing and reimbursement of pharmaceutical products; the highly competitive nature of the pharmaceutical industry; Allergan’s ability to successfully navigate consolidation of our distribution network and concentration of our customer base; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; developments regarding products once they have reached the market; risks related to Allergan’s incorporation in Ireland, such as changes in Irish law and such other risks and other uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2017 and Allergan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and from time to time in Allergan’s other investor communications. Except as expressly required by law, Allergan disclaims any intent or obligation to update or revise these forward-looking statements.